Exhibit 23.2

Consent of Independent Registered Public Accounting Firm
The Board of Directors
Liberty Broadband Corporation:

We consent to the incorporation by reference in the following registration statements of GCI Liberty, Inc. of our reports dated February 8, 2019, with respect to the consolidated balance sheets of Liberty Broadband Corporation and subsidiaries as of December 31, 2018 and 2017, and the related consolidated statements of operations, comprehensive earnings (loss), cash flows, and equity for each of the years in the three‑year period ended December 31, 2018, and the related notes (collectively, the consolidated financial statements), and the effectiveness of internal control over financial reporting as of December 31, 2018 which reports are incorporated by reference in the December 31, 2018 annual report on Form 10‑K of GCI Liberty, Inc.

Description	Registration Statement No.	Description
S-8	333-223667	GCI Liberty, Inc. Transitional Stock Adjustment Plan
S-8	333-223668	GCI 401(k) Plan
S-8	333-224896	GCI Liberty, Inc. 2018 Omnibus Incentive Plan

/s/ KPMG LLP

Denver, Colorado
February 28, 2019